SCHEDULE 14A
                                     (Rule 14a-101)
                        INFORMATION REQUIRED IN PROXY STATEMENT

                                  SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the Securities
                            Exchange Act of 1934 (Amendment No.      )

Filed by the registrant [x]
Filed by a party other than the registrant [ ]
Check the appropriate box:
[ ] Preliminary proxy statement
[x] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                 Alternate Postal Delivery, Inc.
                         (Name of Registrant as Specified in Its Charter)

                                 Alternate Postal Delivery, Inc.
                          (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[ ] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (*)
    (4) Proposed maximum aggregate value of transaction:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:
    (2) Form, schedule or registration statement no.:
    (3) Filing party:
    (4) Date filed:

(*) Set forth the amount on which the filing fee is calculated and state how it was determined.


                           ALTERNATE POSTAL DELIVERY, INC.
             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, having received the Notice of Annual Meeting and Proxy Statement dated April 21, 1997, hereby appoints Phillip D. Miller as proxy, with full power of substitution, to vote all of the shares of Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Alternate Postal Delivery, Inc. to be held on Thursday, May 22, 1997 at 4:30 p.m. at the Amway Grand Plaza Hotel, 187 Monroe NW, Grand Rapids, Michigan, or at any adjournment thereof, upon any and all matters which may properly be brought before the meeting or adjournment thereof, hereby revoking all former proxies.

1.    Election of Directors duly nominated:

            Phillip D. Miller, Stan Henry, Harry Edelson, and Charles Rees

       [  ]  FOR     [  ] WITHHELD FOR ALL    [  ] WITHHELD FOR THE FOLLOWING
                              ONLY:(Write the nominee's name in space below):

2. Ratification of appointment of Coopers & Lybrand, LLP as the independent auditors of the Company for the year ending December 31, 1997

               [ ] FOR             [ ] AGAINST            [ ] ABSTAIN

3. The authority to vote, in his discretion, on all other business that may properly come before the meeting.

               [ ] FOR              [ ] AGAINST           [ ] ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER
DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH NOMINEE, FOR THE ADOPTION OF PROPOSAL 2 AND IN THE DISCRETION OF THE PROXY HOLDER ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE SIGN exactly as name appears below. When shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Dated:___________________                             _________________________

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE
ENCLOSED ENVELOPE.

I WILL_____ WILL NOT_____ BE ATTENDING THE ANNUAL MEETING.


                           ALTERNATE POSTAL DELIVERY, INC.
                              One Ionia SW, Suite 300
                              Grand Rapids, MI 49503
                                 (616) 235-0698



April 21, 1997



Dear Shareholder:

     You are cordially invited to attend the Company's Annual Meeting of Shareholders to be held at 4:30 p.m., on Thursday, May 22, 1997, in Grand Rapids, Michigan.

     We look forward to greeting personally those of you who are able to be present at the meeting. However, whether or not you plan to attend, it is important that your shares be represented. Accordingly, you are requested to sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience.

                                       Very truly yours,

                                       /s/ Phillip D. Miller

                                       Phillip D. Miller
                                       President and Chief Executive Officer



                           ALTERNATE POSTAL DELIVERY, INC.
                               One Ionia SW, Suite 300
                                Grand Rapids, MI 49503
                                     (616) 235-0698

                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 TO BE HELD MAY 22, 1997

To the Shareholders of Alternate Postal Delivery, Inc.:

     The Annual Meeting of Shareholders of Alternate Postal Delivery, Inc. (the "Company) will be held on Thursday, May 22, 1997, at 4:30 p.m., at the Amway Grand Plaza Hotel, 187 Monroe NW, Grand Rapids, Michigan, for the following purposes:

(1) To fix the number of directors at four, to elect four directors to serve for a one year term expiring when their successors are elected and qualified at the annual meeting in 1998.

(2) To act upon a proposal to ratify the appointment of Coopers & Lybrand, LLP, as independent auditors of the Company for the fiscal year ending December 31, 1997.

(3) To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on April 7, 1997 as the record date for the determination of shareholders entitled to vote at the Annual Meeting and to receive notice thereof. The transfer books of the Company will not be closed.

A PROXY STATEMENT AND FORM OF PROXY ARE ENCLOSED. SHAREHOLDERS ARE REQUESTED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.


                              By Order of the Board of Directors

                              /s/ Sandra J. Smith

                              Sandra J. Smith, Secretary

April 21, 1997


                          ALTERNATE POSTAL DELIVERY, INC.
                              One Ionia SW, Suite 300
                               Grand Rapids, MI 49503
                                   (616) 235-0698

                      NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                TO BE HELD MAY 22, 1997

                                  GENERAL INFORMATION

     This proxy statement is furnished to shareholders by the Board of Directors of Alternate Postal Delivery, Inc. (the "Company") for solicitation of proxies for use at the Annual Meeting of Shareholders on May 22, 1997, to be held at the Amway Grand Plaza Hotel, Grand Rapids, Michigan, at 4:30 p.m., and at all adjournments thereof for the purposes set forth in the attached Notice of Annual Meeting of Shareholders. The purposes of the meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Shareholders. The Board of Directors is not currently aware of any other matters which will come before the meeting.

     Shareholders may revoke proxies before exercise by submitting a subsequently dated proxy or by voting in person at the Annual Meeting. Unless a shareholder gives contrary instructions on the proxy card, proxies will be voted at the meeting (a) for the election of the nominees named herein and on the proxy card to the Board of Directors; (b) for the appointment of Coopers & Lybrand, LLP as independent auditors of the Company; and (c) in the discretion of the proxy holder as to other matters which may properly come before the meeting. This proxy statement and the enclosed proxy are being mailed to the shareholders of the Company on or about April 21, 1997.

     A copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996, is enclosed herewith but is not considered a part of the proxy solicitation material. The Annual Report describes the financial condition of the Company as of December 31, 1996.

     The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares and will reimburse them for their expenses in so doing. To ensure adequate representation of shares at the meeting, officers, agents and employees of the Company may communicate with shareholders, banks, brokerage houses and others by telephone, facsimile, or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company.


                             RECORD DATE AND VOTING

     The Board of Directors has fixed April 7, 1997, as the record date for the determination of shareholders entitled to vote at the Annual Meeting. As of the close of business on the record date, there were outstanding 4,022,894 shares of Common Stock, no par value, which is the only outstanding class of stock of the Company. Each share is entitled to one vote on each proposal to be presented to the meeting. There is no right of cumulative voting. All matters being voted upon by the shareholders require a majority vote of the shares represented at the Annual Meeting either in person or by proxy, except for election of directors, which would be by plurality vote in the event of more nominees than positions (i.e., the four nominees receiving the highest numbers of vote would be elected).

     The presence at the Annual Meeting in person or by proxy of the holders of a majority of the outstanding shares of the Company's Common Stock entitled to vote constitutes a quorum for the transaction of business. Shares voted as abstentions and broker non-votes on any matter (or a "withhold authority" vote as to directors) will be counted as present and entitled to vote for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but will not be deemed to have been voted in favor of such matter. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. The effect of broker non-votes on a particular matter depends on whether the matter is one as to which the broker or nominee has discretionary voting authority. If a broker submits a proxy that indicates the broker does not have discretionary authority to vote certain shares on a particular matter, those shares will be counted as present for purposes of determining a quorum, but will not be considered present and entitled to vote for purpose of calculating the vote with respect to such matter.

     The Board of Directors recommends a vote FOR election of each nominee for director named herein; FOR the amendment to increase the number of authorized shares; and FOR the appointment of Coopers & Lybrand, LLP as independent auditors. It is intended that proxies solicited by the Board of Directors will be voted FOR each nominee and FOR each such other proposal unless otherwise directed by the shareholder submitting the proxy.

                            PRINCIPAL SHAREHOLDERS AND
                             OWNERSHIP OF MANAGEMENT

     The following table sets forth as of April 7, 1997 the record and beneficial ownership of Common Stock held by (i) each person who is known to the Company to be the beneficial owner of more than 5% of the Common Stock of the Company; (ii) each current director; (iii) each nominee for election as director; and (iv) all officers and current directors of the Company as a group. Securities reported as "beneficially owned" include those for which the named persons may exercise voting power or investment power, alone or with others. Voting power and investment power are not shared with others unless so stated. The number and percent of shares of Common Stock of the Company beneficially owned by each such person as of April 7, 1997 includes the number of shares which such person has the right to acquire through the exercise of options within 60 days after April 7, 1997.

                                   Number of
Name and Address                 Shares Owned           Percentage

Phillip D. Miller                798,593 (1)(2)           19.73%
One Ionia S.W., Suite 300
Grand Rapids, MI 49503

Stan Henry                       811,093 (2)(3)(4)        20.12%
425 Smith Street
Farmingdale, NY 11735

Dale B. Krieger                  621,531 (4)(5)           15.34%
Carnegie Hill Company
202 Carnegie Center
Princeton, NJ 08540

Sandra J. Smith                   20,100 (1)                *
54 Lakeside Drive
Wayland, MI 49348

Michael Lynch                     75,000 (7)               1.85%
P.O. Box 312
Ross, CA 94957

David Kroeger                     13,000 (1)                *
359 Glen Arbor Drive NE
Rockford, MI 49341

Edward Siebeneck                  55,500 (1)(6)            1.36%
1867 Goldeneye Drive
Holland, MI 49424

Robert Noga                       47,023 (6)               1.16%
932 Glen Oak Drive
Sleepy Hollow, IL 60118

Timothy Quinn                     47,823 (6)               1.18%
37 Saxonwood Road
Fairfield, CT 06432

Frank O'Connell                   17,000 (1)                 *
21120 Highwood
Kildeer, IL 60047

Harry Edelson                    344,552 (8)               8.55%
Edelson Technology Partners II
Whitewater Centre
Woodcliff Lake, NJ 07675

Charles Rees                     344,552 (9)               8.55%
Middlewest Ventures II, LP
201 N. Illinois Street, Suite 2240
Indianapolis, IN 46204

First Bank Systems, Inc.         252,000                   6.26%
601 - 2nd Avenue South
Minneapolis, MN 55402

All current officers and       2,574,236 (1)(2)(3)(4)     60.24%
current directors and nominees           (5)(6)(7)(8)
as a group (11 persons)                  (9)

*     Less than one percent (1%).

(1) Includes 25,000 shares for Mr. Miller, 20,000 shares for Ms. Smith, 10,000 shares for Mr. Kroeger, 6,977 shares for Mr. Siebeneck, and 17,000 shares for Mr. O'Connell which may be acquired upon exercise of options granted under the Incentive Plan.

(2) Includes 211,795 shares subject to options granted to CHC. See Note(5), below.

(3)   Includes 353,196 shares held as trustee for the benefit of family members.

(4) Includes 5,000 shares which may be purchased upon exercise of an option granted under the Outside Directors and Advisors stock Option Plan, 17,500 shares which may be acquired upon exercise of an option granted under the Incentive Plan, and 7,233 shares accrued to Mr. Krieger's Stock Unit Account for deferred compensation under the Deferred Compensation Plan.

(5) Shares held of record as follows: (i) shares described in note (4) above, held of record by Dale B. Krieger and (ii) 435,826 shares, held of record by Carnegie Hill Company, a Delaware Limited Partnership ("CHC"), including 423,590 shares which may be acquired by CHC upon exercise of options from Phillip D. Miller and Stan Henry, each in the amount of 211,795 shares. Dale B. Krieger is the president of Carnegie Hill One Corporation, which is the sole general partner of CHC. Mr. Krieger disclaims beneficial ownership of all the shares listed in clause (ii) above. See "Certain Transactions."

(6) Includes 43,023 shares which may be acquired upon exercise of incentive stock options granted pursuant to the National Home Delivery, Inc. acquisition on March 29, 1996.

(7) Includes 20,000 shares held of record by Michael Lynch and 30,000 shares held of record by Preferred Customer Delivery, Inc., which is wholly-owned by Mr. Lynch. Includes 25,000 shares which may be acquired upon exercise of options granted under the Incentive Plan.

(8) Includes all shares held of record by Edelson Technology Partners II and 5,000 shares which may be acquired upon exercise of options granted under the Outside Directors and Advisors Stock Option Plan.

(9) Includes all shares held of record by Middlewest Ventures II, LP and 5,000 shares which may be acquired upon exercise of options granted under the Outside Directors and Advisors Stock Option Plan.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Bylaws of the Company provide that the number of directors shall be as fixed from time to time by resolution of the Board of Directors. The current number of members of the Board of Directors is four due to the resignation of Dale B. Krieger effective December 31, 1996. The current members of the
Board, consisting of  Stan Henry, Phillip D. Miller, Charles Rees, and
Harry Edelson are standing for re-election. The directors elected at this Annual Meeting will serve a one-year term expiring upon the election of their successors at the next annual meeting. The Board of Directors believes that the interests of the shareholders may be better served by a board comprised of five members, rather than four, including one additional outside director. If prior to the annual meeting in 1998 a qualified candidate is identified, the Board, acting pursuant to the provisions of the Company's Bylaws, may increase its membership to five and elect a fifth director to serve until the 1998 annual meeting.

     In the event any nominee is unavailable to stand for election at the time of the Annual Meeting, the proxies may be voted for a substitute nominee selected by the Board of Directors.

     See "MANAGEMENT" for biographical information concerning Mr. Miller, who is an employee of the Company. The following biographical information is furnished with respect to each of the other nominees.

     Stan Henry. Mr. Henry has been a director of the Company since its inception in 1988. Mr. Henry is currently the president of This Week Newspapers, Inc. ("This Week"), which publishes a chain of 71 weekly newspapers with circulation over one million on Long Island, New York.
In 1970, Mr. Henry founded Alternate Distribution Systems of America ("ADSA"), and served as its president and chief executive officer until 1981 when ADSA became a division of This Week. The ADSA division was sold to Newsday in 1990, the Times-Mirror Company daily newspaper on Long Island, New York. Mr. Henry is also a past president of the Association of Free Community Papers.

     Charles L. Rees. Mr. Rees has been a director of the Company since his election at the last annual meeting on May 7, 1996. Mr. Rees is the founder and general partner of Middlewest Ventures II, LP a $30 million venture capital fund, which was a principal shareholder of National Home Delivery, Inc. ("NHD"). Mr. Rees has over 19 years' experience in the venture capital business. In 1981, he became the director of the venture capital division of Allstate Insurance Company. As a venture capitalist, Mr. Rees has gained experience in the advertising and marketing business through investments in companies such as ADVO Systems and U.S. Suburban Press, Inc., a predecessor of NHD ("USSPI"). Mr. Rees became Chairman of USSPI in 1991 when Middlewest Ventures II, LP made its investment in USSPI and became CEO of USSPI in 1993. National Home Delivery, Inc. was acquired by the Company in 1996.

     Harry Edelson. Mr. Edelson has been a director of the Company since his election at the last annual meeting on May 7, 1996. Mr. Edelson is the General Partner of Edelson Technology Partners II, a venture capital fund financed by several large corporations, which was a principal shareholder of NHD. Previously, Mr. Edelson was a leading technology analyst with several major investment banks, including First Boston, Merrill Lynch, and Drexel Burnham Lambert. In addition, Mr. Edelson serves on the Board of Directors of several private companies.

     The Chairman of the Board of Directors and the officers of the Company are elected annually by the Board of Directors and serve until their successors are elected and qualified, subject to earlier removal by the Board.

     During the year ended December 31, 1996, the Board of Directors met six times and no director attended less than 75% of the meetings of the Board.

Director Compensation

     Each non-employee director of the Company is paid a fee $500 for each meeting attended, as well as expense reimbursement. If a non-employee director chooses to participate in the Deferred Compensation Plan, payment of such fees will be deferred, as directed by the participant, and will be automatically converted (as a book entry only) to shares of Common Stock, quarterly, based on the fair market value of the Common Stock at conversion. Such fees, when ultimately paid, will be paid in the form of Common Stock. In addition, the Company has issued stock options to its non-employee directors and advisors pursuant to the Company's Directors Plan, described below.

1995 Outside Directors and Advisors Stock Option Plan

     Effective July 21, 1995, the Company, by resolution of its Board of Directors and shareholders, adopted the 1995 Outside Directors and Advisors Stock Option Plan (the "Directors Plan") which provides for the issuance of up to 50,000 shares of the Company's Common Stock to non-employee members of the Board of Directors and non-employee members of the Company's Advisory Board. No Preferred Stock or other securities are authorized for issuance under the Directors Plan. The Directors Plan will terminate on July 20, 2005, unless sooner terminated by action of the Board.

     Only non-employee members of the Board of Directors of the Company are eligible to receive grants under the Directors Plan. The Directors Plan is not subject to the Employee Retirement Income Security Act of 1974. The Directors Plan provides for a grant to non--employee directors and advisors of options to purchase 5,000 shares upon initial election to the Board or 1,000 shares upon appointment as an advisor (an "Initial Option") and, in the case of directors, for annual grants thereafter, upon re-election, of options to purchase 2,500 shares (an "Annual Option"). Directors or advisors may choose to waive such option grants, in their discretion. All options granted under the Directors Plan are "non-qualified" options which do not meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     The Directors Plan is administered by the President and Chief Financial Officer, but the administrators have no authority to select recipients, select the date of grant of options, the number of option shares, or the exercise price, or to otherwise prescribe the particular form or conditions of any option granted. As of March 15, 1997, 25,000 options have been issued.
Initial Options and Annual Options will be immediately exercisable for a period of 10 years from the date of grant. Except for the Initial Options currently outstanding, all Initial Options and Annual Options have an exercise price per share equal to 100% of the fair market value of the Common Stock as of the date of grant. Each Annual Option terminates three months after the termination of the optionee as a director of the Company for any reason except a "change in control," in which case the Option terminates after six months. An Initial Option remains exercisable, notwithstanding the termination of the directorship of the optionee, unless such termination is a result of death or a "change in control," in which case the Initial Option terminates after six months. A "change in control" shall be deemed to have occurred if (a) a person is or becomes the beneficial owner, directly or indirectly, of 50% or more of the voting capital stock of the Company, or (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority of the Board unless the election or the nomination for election by the Company shareholders of each new director was approved by a vote of at least three-quarters of the directors then still in office who were directors at the beginning of the period. A merger, consolidation, or corporate reorganization in which the owners of the Company's voting stock own 50% or more of the resulting entity's voting stock shall not be considered a "change in control." Notwithstanding the foregoing, a "change in control" shall not have been deemed to have occurred if the Board otherwise directs by resolution adopted prior to the event which would otherwise constitute a "change in control."

Outside Directors Deferred Compensation Plan

     Effective July 21, 1995, the Company, by resolution of its Board of Directors and shareholders, adopted the Outside Directors Deferred Compensation Plan (the "Deferred Compensation Plan") which permits outside non-employee directors of the Company to defer receipt of compensation received in the form of retainers and fees. If an outside director elects to participate in the Deferred Compensation Plan and to defer receipt of compensation for a given year, the dollar amount will be credited to a deferred money account and converted into stock equivalents on a quarterly basis based on the fair market value of the Common Stock during the last 10 business days of the quarter.
A total of 50,000 shares of Common Stock has been reserved for issuance under the Deferred Compensation Plan. The Deferred Compensation Plan will terminate on July 20, 2005 unless sooner terminated by action of the Board. Amounts will be disbursed in the manner and at the time set forth in the election, or upon the retirement or death of the director, as more fully set forth in the Deferred Compensation Plan. Amounts deferred are not taxed until distribution, at which time the distributed amounts are subject to taxation in accordance with Section 83 of the Code.

Board Committees

     The Board of Directors established an Audit Committee, a Compensation Committee, a Stock Option Committee and a Nominating Committee in December 1995.
None of these committees met during the fiscal year ended December 31, 1996. For the current fiscal year ending December 31, 1997, it is contemplated that the committees will be comprised of all non-employee members, as follows:

                    Compensation       Stock Option            Nominating
Audit Committee       Committee          Committee             Committee

Stan Henry           Stan Henry         Stan Henry             Stan Henry
Harry Edelson        Harry Edelson      Harry Edelson          Harry Edelson
Charles Rees         Charles Rees       Charles Rees           Charles Rees

     The purpose of the Audit Committee is to annually select a firm of independent public accountants as auditors of the books, records and accounts of the Company; to review the scope of audits made by the independent public accountants; and to receive and review the audit reports submitted by the independent public accountants and take such action in respect of such reports as the Audit Committee may deem appropriate to assure that the interests of the Company are adequately protected.

     The purpose of the Compensation Committee is to annually review and approve management's overall compensation plan for the Company's employees, excluding officers. The Committee also approves all incentive plans and sets officer annual salaries and incentives, including cash and noncash remuneration. The Compensation Committee also makes recommendations to the Stock Option Committee with respect to stock options and awards which may be included in the compensation set for each individual.

     The purpose of the Stock Option Committee is to administer and interpret the 1995 Long-Term Incentive and Stock Option Plan, described below.

     The purpose of the Nominating Committee is to seek and evaluate candidates for election to the Company's Board of Directors and to recommend qualified persons to the Board in advance of the annual election of directors by shareholders.

                                    MANAGEMENT

Directors and Officers

     The following table sets forth certain information with respect to each of the directors and executive officers of the Company.

         Name                   Age         Position(s) Held with Company

      Phillip D. Miller          45         President, CEO and Chairman
      Charles Rees               53         Director
      Harry Edelson              60         Director
      Stan Henry                 58         Director
      Sandra J. Smith            38         Secretary, Treasurer, and
                                             Chief Financial Officer
      Michael Lynch              48         Senior Vice President
      Edward Siebeneck           35         Senior Vice President
      Robert Noga                55         Senior Vice President
      Timothy Quinn              44         Senior Vice President
      David Kroeger              29         Vice President
      Frank O'Connell            54         Vice President

     Phillip D. Miller. Mr. Miller is the founder of the Company and has served as its President and Chief Executive Officer and as a member of the Board of Directors since inception in 1988. Mr. Miller has 25 years experience as an entrepreneur, primarily in the private delivery industry where he is recognized as a leader and spokesperson. In the course of his career, Mr. Miller has founded and either merged or sold five companies, including Promotional Media Management, American Field Marketing, and Discovery BIDCO
(a financial institution in the State of Michigan). Mr. Miller holds an associate degree in business from Grand Rapids Junior College.

     Sandra J. Smith. Ms. Smith has been the Chief Financial Officer of the Company since July 1995. From 1989 until appointment as Chief Financial Officer, Ms. Smith served as the Controller of the Company. From 1987 to 1989, Ms. Smith was Controller of United Delivery Systems, a private delivery firm which was founded and operated by Phillip D. Miller prior to the formation of the Company in 1989. Ms. Smith has been a licensed certified public accountant since 1983. Ms. Smith holds a bachelor of business administration degree from Grand Valley State University.

     Michael Lynch. Michael Lynch joined the Company in February 1996 as Senior Vice President of the Company and Senior Vice President of the West Coast Division of the Company's wholly-owned subsidiary, Alternate Postal Direct, Inc., in connection with the Company's acquisition of Preferred Customer Delivery, Inc. ("PCD") at the end of January 1996. PCD is a private delivery firm based in San Francisco, California which was founded by Mr. Lynch in 1991 and operated by him prior to acquisition by the Company.

     Edward Siebeneck. Edward Siebeneck has been Senior Vice President of the Company since March 1996. From 1994 until appointment as Senior Vice President, Mr. Siebeneck served as Chief Operating Officer of National Home
Delivery, Inc. (NHD).   From 1992 to 1994, Mr. Siebeneck served as Chief
Financial Officer of U.S. Suburban Press, Inc., a predecessor of NHD. NHD was acquired by the Company in 1996. From 1983 through 1992, Mr. Siebeneck was employed by Kraft USA and Oscar Mayer Foods Corporation in a variety of operations, finance and marketing roles. Mr. Siebeneck holds a bachelors of business administration degree from the University of Toledo and a masters of business administration degree from Loyola University of Chicago.

     Robert Noga. Robert Noga has been Senior Vice President - USSPI Division of the Company since March 1996. From 1994 until appointment as Senior Vice President, Mr. Noga served as President - USSPI Division for National Home Delivery, Inc. From 1981 through 1994, Mr. Noga served as Vice President - Publisher Relations for U.S. Suburban Press, Inc. Prior to 1981, Mr. Noga held positions including publisher, general manager, and circulation manager for various newspapers. Mr. Noga holds a bachelors degree from Western Michigan University.

     Timothy Quinn. Timothy Quinn has been Senior Vice President - Consumer Promotions Division of the Company since March 1996. From 1994 until appointment as Senior Vice President, Mr. Quinn served as President - Consumer Promotions Division for National Home Delivery, Inc. From 1993 through 1994, Mr. Quinn served as Sales Manager for NHD. From 1991 through 1992, Mr. Quinn served as National Account Executive for National Suburban Marketing, Inc. (a wholly-owned subsidiary of U.S. Suburban Press, Inc.). Prior to 1981, Mr. Quinn worked as Sales Manager for R.R. Donnelly, Inc.'s MetroMail division as well as National Promotion and Marketing Director for the March of Dimes Birth Defect Foundation. Mr. Quinn is a graduate of City University of New York.

     David Kroeger.  David Kroeger has been Vice President - Alternate Delivery
Division of the Company since July 1996.   From 1993 through 1996, Mr. Kroeger
held the positions of Director of Operations and Director of Affiliate Relations for the Company. From 1990 through 1993, Mr. Kroeger was Vice President of Operations at ADSet Marketing, Inc. a marketing services and private delivery company. Prior to 1990, Mr. Kroeger held advertising, marketing, circulation and transportation positions with Enterprise Publishing Company and Journal-Star Printing Company. Mr. Kroeger holds a bachelors of business administration/marketing degree from the University of Nebraska.

     Frank O'Connell. Frank O'Connell has been Vice President and Sales Manager - USSPI Division of the Company since March 1996. From 1994 until appointment as Vice President, Mr. O'Connell served as Vice President of Sales for the USSPI Division of National Home Delivery, Inc. From 1979 through 1994, Mr. O'Connell served in various sales positions for U.S. Suburban Press, Inc. Prior to 1979, Mr. O'Connell held sales positions at various companies including Media Networks, Inc., Redbook and Cosmopolitan Magazine. Mr. O'Connell holds a bachelors degree from Southern Illinois University.

     See "ELECTION OF DIRECTORS" for biographical information on Messrs. Rees, Edelson, and Henry.

Executive Compensation and Employment Agreements

     The Company has entered into an employment agreement with Mr. Miller which provides for an initial term of five years expiring in September 2000 at a base salary of $195,000 per year, to be increased each year by an amount equal to the then-existing salary multiplied by the average monthly increase in the cost of living index published by the United States Department of Labor for the 12-month period preceding such date. The agreement is terminable without an expressed reason by either Mr. Miller or the Company by three months' prior notice. In addition, the Company may terminate the agreement effective immediately for "cause," including neglect of duty, malfeasance, or continued failure to perform specified duties within 30 days after having received a written warning. If the agreement is terminated by the Company without an expressed reason, the Company is required to pay Mr. Miller as severance, within 60 days of the effective termination date, an amount equal to 12 months' base salary at the salary rate then in effect, plus accrued bonuses, if any.
In the event of termination of the agreement by Mr. Miller, the Company is required to pay salary accrued through the date of termination, excluding any accrued bonus. Mr. Miller agrees with the Company that he shall not, directly or indirectly, for a period of two years after termination (or one year if terminated by the Company without cause), engage in any similar business, solicit customers of the Company, or solicit employees of the Company in competition with the Company, in the United States. The agreement also provides for disability and life insurance at Company expense.

      The Company has entered into an employment agreement with Mr. Siebeneck which provides for an initial term of one year expiring in July 1997 with automatic renewal thereafter absent notice of termination by either party at a base salary of $109,200 per year. The Company may terminate the agreement effective immediately for "cause," including neglect of duty, malfeasance, or continued failure to perform specified duties. In the event of termination of the agreement by Mr. Siebeneck, the Company is required to pay salary accrued through the date of termination, including any accrued bonus or vacation pay. In addition, effective as of March 1, 1997, the Company may terminate the agreement at any time during its term, without cause, upon giving notice to Mr. Siebeneck, and the Company is obligated to pay six months of salary, plus any accrued vacation and earned bonuses based upon the then current base salary. The agreement further provides that Mr. Siebeneck shall not engage in any business in competition with the Company for a period of six months following termination of his employment.

      The Company has entered into an employment agreement with Mr. Quinn which provides for an initial term of one year ended January 1, 1996 with automatic renewal thereafter absent notice of termination by either party at a base salary of $120,000 per year. The Company may terminate the agreement effective immediately for "cause," including neglect of duty, malfeasance, or continued failure to perform specified duties. In the event of termination of the agreement by Mr. Quinn, the Company is required to pay salary accrued through the date of termination, including any accrued bonus or vacation pay. In addition, effective as of January 1, 1997, the Company may terminate the agreement at any time during its term, without cause, upon giving notice to Mr. Quinn and the Company is obligated to pay six months of salary, plus any accrued vacation and earned bonuses based upon the then current base salary.

      The Company has entered into an employment agreement with Mr. Noga which provides for an initial term of one year expiring in July 1997 with automatic renewal thereafter absent notice of termination by either party at a base salary of $109,200 per year. The Company may terminate the agreement effective immediately for "cause," including neglect of duty, malfeasance, or continued failure to perform specified duties. In the event of termination of the agreement by Mr. Noga, the Company is required to pay salary accrued through the date of termination, including any accrued bonus or vacation pay. In addition, effective as of January 1, 1997, the company may terminate the agreement at any time during its term, without cause, upon giving notice to Mr. Noga, and the company is obligated to pay six months of salary, plus any accrued vacation and earned bonuses based upon the then current base salary.

      The Company has entered into an employment agreement with Mr. Lynch which provides for an initial term of two years expiring in February 1998 at a base salary of $125,000 per year. In addition, Mr. Lynch is entitled to receive up to 50,000 shares of Common Stock of the Company if, during the initial two year term, certain performance criteria are met. To date, no shares have been earned or issued. The Company may terminate the agreement effective immediately for material neglect of duty, material breach of the agreement, or illegal conduct. Mr. Lynch agrees with the Company that he shall not, directly or indirectly, for a period of one year after termination engage in any similar business, solicit customers of the Company, or solicit employees of the Company in competition with the Company, in the United States and other geographical locations in which the Company does business.

     The following table sets forth information about all compensation (cash and noncash) awarded to, earned by, or paid to the named executive officers pursuant to a plan or contract or otherwise during fiscal years ended December 31, 1996, 1995 and 1994.

                             Summary Compensation Table

                                                 Long Term
                  Annual Compensation            Compensation
                ---------------------------      ---------------   -----------
                                    Other Annual  Restricted
                                    Compensation  Stock            All Other
Name & Principal   Year Salary  Bonus             Award   Options     Comp.
Position                ($)      ($)      ($)       ($)      (#)       ($)

Phillip D. Miller  1996 197,531    *       *         *        *      11,312(3)
President and      1995 142,500    *       *         *      25,000     *   (4)
Chief Executive    1994 133,654    *       *         *        *        *
Officer

Edward Siebeneck   1996 103,380    *       *         *       6,977    7,077(2)
Senior Vice        1995  96,000  91,895    *         *        *        *
President          1994  66,000  32,000    *         *        *        *

Robert Noga        1996 115,900    *       *         *        *        *
Senior Vice        1995  96,000  41,895    *         *        *        *
President          1994  84,000  12,410    *         *        *        *

Timothy Quinn      1996 116,231    *       *         *        *        *
Senior Vice        1995  96,000    *     23,634(1)   *        *        *
President          1994  84,000  12,000  54,460(1)   *        *        *

Frank O'Connell    1996  57,000   2,000  88,898(1)   *       7,000     *
Vice President     1995  55,500   2,000  71,121(1)   *        *        *
                   1994  54,000   5,000  63,583(1)   *        *        *

Michael Lynch      1996 112,981    *       *         *      25,000    8,250(3)
Senior Vice        1995    *       *       *         *        *        *
President          1994    *       *       *         *        *        *

*None
(1)sales commissions
(2)reimbursed moving expenses
(3)auto allowance
(4)insurance premiums

1995 Long-Term Incentive and Stock Option Plan

     Effective July 21,1995, the Company, by resolution of its Board of Directors and shareholders, adopted the 1995 Long-Term Incentive and Stock Option Plan (the "Incentive Plan"), which provides for the issuance of up to 400,000 shares of the Company's Common Stock. No Preferred Stock or other securities are authorized for issuance under the Incentive Plan.
The Incentive Plan will terminate on July 20, 2005, unless sooner terminated by action of the Board.

     All full or part-time employees (including officers and directors) of the Company (and any subsidiaries, including Alternate Postal Direct, Inc., Newspaper Marketing Solutions, Inc., National Home Delivery, Inc. and others, if the Company acquires or forms any additional subsidiaries) and non-employee directors, consultants and independent contractors providing services to the Company (or any subsidiaries) are eligible to receive options and awards under the Incentive Plan. The Incentive Plan is not subject to the Employee Retirement Income Security Act of 1974.

     The Incentive Plan permits the granting of awards to employees and non-employee officers, directors and agents of the Company in the form of stock appreciation rights, restricted stock awards and stock options. Stock options granted under the Incentive Plan may be "incentive stock options," meeting the requirements of Section 422 of the Code, or nonqualified options which do not meet the requirements of Section 422. The Incentive Plan is currently administered by the Stock Option Committee. The Incentive Plan gives broad powers to the Committee to administer and interpret the Plan, including the authority to select the individuals to be granted options and rights, and to prescribe the particular form and conditions of each option or right granted. Incentive stock options, in order to receive favored tax treatment under the Code, must be exercisable at not less than the fair market value of the Common Stock as of the date of the grant (110 % of fair market value if the optionee is a 10% or greater shareholder) and may be granted only to employees. As of March 15, 1997, the Company has granted incentive stock options and nonqualified stock options for an aggregate of 143,927 shares and 22,500 shares, respectively.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Executive officers, directors and greater than ten percent beneficial owners are required by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

     Based upon a review of the copies of such forms furnished to the Company, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were met during the fiscal year ended December 31, 1996, except that one report on Form 4, covering one transaction, was not timely filed for Phillip Miller.

Indemnification of Directors and Officers

     The Company's Articles of Incorporation limit personal liability for breach of fiduciary duty by its directors to the fullest extent permitted by the Michigan Business Corporation Act. Such Articles eliminate the personal liability of directors to the Company and its shareholders for damages occasioned by breach of fiduciary duty, except for liability based on breach of the director's duty of loyalty to the Company, liability for acts or omissions not made in good faith, liability for acts or omissions involving intentional misconduct, liability based on payments of improper dividends, liability based on violation of state securities laws, and liability for acts occurring prior to the date such provision was added. Any amendment to or repeal of such provisions in the Company's Articles of Incorporation shall not adversely affect any right or protection of a director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. These provisions eliminate the personal liability of directors in their capacity as directors (but not in their capacity as officers) to the Company and to its shareholders to the fullest extent permitted by Michigan law.

     In addition to the Michigan Business Corporation Act, the Company's Bylaws provide that officers and directors of the Company have the right to indemnification from the Company for liability arising out of certain actions to the fullest extent permissible by law. This indemnification may be available for liabilities arising in connection with this Offering. Insofar as indemnification for liabilities arising under the Securities Act of 1933
(the "Act") may be permitted to directors, officers or persons controlling the Company pursuant to such indemnification provisions, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Summary of Option Grants

                   Individual Option Grants In Last Fiscal Year

     The following table contains information concerning individual grants of stock options under the Incentive Plan to each of the named individuals during the fiscal year ended December 31, 1996:

                Number of
                Securities    Percent of Total
                Underlying    Options Granted     Exercise or
                 Options      to Employees in     Base Price
                Granted(#)      Fiscal Year        ($/Share)  Exp. Date


Name
Edward Siebeneck    6,977           9.98%          $5.875     Apr. 1, 2006
Frank O'Connell     7,000          10.01%          $5.875     Apr. 1, 2006
Michael Lynch      25,000          35.75%          $5.875     Jan. 26, 2006

                  Aggregated Option Exercises and Fiscal Year-End
                                Option Value Table

     The following table contains information concerning exercises of stock options during the last fiscal year and the value of options previously granted under the Incentive Plan which were held by the named individuals at the end of the fiscal year ended December 31, 1996.

                                   Number of Securities    Value of Unexercised
                                   Underlying Unexercised  In-The-Money Options
               Option Exercises       Options at FY-End (#)       At FY-End ($)
               ----------------       --------------------  -------------------
                 Shares
               Acquired on    Value
Name            Exercise (#)  Realized   Exerc.  Unexer.      Exer.     Unexer.
Phillip D. Miller  None       None       None    25,000       $0         (1)
Edward Siebeneck   None       None       None     6,977       $0         (1)
Frank O'Connell    None       None       None     7,000       $0         (1)
Michael Lynch      None       None       None    25,000       $0         (1)

(1) None of the exercisable options were in the money at the end of the fiscal year.


                              CERTAIN TRANSACTIONS

     In October 1994, the Company entered into a five-year Financial Services Agreement (the "Financial Services Agreement") with Carnegie Hill Company ("CHC"), an entity which is controlled by Dale B. Krieger, former Chairman of the Board of Directors, whereby CHC agreed to assist the Company developing and implementing business and financing strategies solely in consideration of 88,158 shares of Common Stock. Such shares were non-voting shares at the time of issuance, prior to the recapitalization effected in July 1995, and, in effect, were issued in equal parts by Phillip D. Miller and Stan Henry, who surrendered equal numbers of their shares to the Company for cancellation in connect, with the issuance to CHC. All non-voting shares became voting shares in the recapitalization. This agreement contains an antidilution provision which resulted in issuance of additional shares to CHC by the Company upon conversion of the Convertible Notes, as described below. This agreement was negotiated and approved prior to Mr. Krieger's election to the Board of Directors in June 1995, at a time when he was not an affiliate of the Company. Mr. Krieger resigned from the Board of Directors effective December 31, 1996.

     In May 1993, Scripps Howard, Inc., Capital Cities/ABC, Inc. and Tribune Publishing Company, (each of which is a corporate parent of one of the Company's principal newspaper Affiliates), each purchase from the Company an unsecured 8.5 % note in the amount of $500,000 ($1,500,000 total) (the "Convertible Notes"). By their terms, the Convertible Notes were due in full on May 27, 2000 and were callable by the Company commencing May 28, 1995 at 105 % of the face amount, plus accrued interest and at call prices decreasing by one percent (1%) annually thereafter. Interest at 10.5% was payable semi-annually. In order to induce the holders of the Convertible Notes, named above (the "Noteholders"), to convert all or a part of their respective Convertible Notes in connection with the Company's initial public offering of Common Stock in September 1995 (the "Offering"), the Company increased the number of shares to be issued upon conversion of one-half of the principal amount of the Convertible Notes from 150,000 to 232,500 and agreed to issue the Noteholder Warrants, described below. Pursuant to such agreement, each of the Affiliates converted $250,000 in aggregate principal amount of such Convertible Notes to 77,500 shares of Common Stock (232,500 shares, in total) effective upon the closing of the Offering and received payment in cash of the $250,000 principal balance, plus accrued interest (including interest at 10.5% per annum on delinquent interest), from the net proceeds of the Offering. In addition, effective upon closing of the Offering, each Noteholder was issued a Noteholder Warrant for the purchase of 81,625 shares of Common Stock of the Company exercisable upon issuance through July 31, 2000, at a price of $6.00 per share. As a condition to exercise holder of a Noteholder Warrant must present to the Company, together with the payment of the exercise price, a letter of appointment signed by all Noteholders, whereby collectively they appoint an individual to serve on the Board of Directors of the Company
(the "Noteholder Director"). Subject to approval of the appointee by the Company's Board of Directors, the Noteholder Director will serve on the Board from the date of initial appointment until the next election of directors by the shareholders, at which time the Noteholder Director will stand for re-election. The Noteholder Director (or substitute, if the original appointee resigns or is unable to serve) must agree to serve and stand for election for three one-year terms, but will not serve during any term if not approved by the Board or elected by the shareholders. The Noteholder Director will be entitled to director fees, options and reimbursement to the same extent as other non-employee directors, excluding the Chairman. The Noteholder Warrants provide for registration of Common Stock issuable upon exercise under the Securities Act by participation in certain registrations which may be undertaken by the Company.

     Upon partial conversion of the Convertible Notes to 232,500 shares of Common Stock, the Company was required to record a one-time non-cash charge earnings in the amount of $375,000, reflecting the difference between the value attributed to the 150,000 shares which would have been issued upon conversion pursuant to the terms of the Convertible Notes and the 232,500 shares which the Company issued in order to induce the Noteholders to convert in connection with the Offering.

     Prior to the Offering, and until December 28, 1995, the Company's short-term cash needs were funded in part by a $250,000 secured bank line of credit personally guaranteed by Phillip D. Miller, president and a director of the Company, and Stan Henry, a director of the Company. See Note C in the Notes to the Consolidated Financial Statements. Although no proceeds of the Offering were applied to repayment of outstanding amounts on this line of credit, the receipt of the net proceeds of the Offering, and the corresponding improvement in the Company's financial condition, indirectly benefited the guarantors by decreasing their guaranties.

     Management believes that the transactions described above were effected on terms no less favorable to the Company than those that could have been realized in arm's length transactions with unaffiliated parties Management intends that any future material affiliated transactions and loans, and any forgiveness of loans, will be made or entered into on terms that are no less favorable to the Company than those that can be obtained from unaffiliated third parties; all future material affiliated transactions and loans and any forgiveness of loans, will be approved by a majority of the independent outside members of the Company's Board of Directors who do not have an interest in the transaction.

                                  PROPOSAL 2
                           RATIFICATION OF APPOINTMENT
                             OF INDEPENDENT AUDITORS

     The Board of Directors has appointed Coopers & Lybrand, LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 1997. If the shareholders fail to ratify such appointment, the Board of Directors will select another firm to perform the required audit function. A representative of Coopers & Lybrand, LLP is expected to be present at the shareholders meeting with the opportunity to make a statement if such representative desires to do so and is expected to be available to respond to appropriate questions.

                     PROPOSALS FOR FISCAL 1997 ANNUAL MEETING

     It is currently anticipated that the next annual meeting, for the fiscal year ending December 31, 1997 (the "1997 Annual Meeting"), will be held in mid-May, 1998. Shareholders who intend to submit proposals for inclusion in the 1997 Proxy Statement and Proxy for shareholder action at the 1997 Annual Meeting must do so by sending the proposal and supporting statements, if any, to the Company at its corporate office no later than January 2, 1998.

                                 By Order of the Board of Directors

                                 /s/ Sandra J. Smith

                                 Sandra J. Smith, Secretary

Dated: April 21, 1997
Grand Rapids, Michigan


     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB WILL BE SENT WITHOUT CHARGE TO ANY SHAREHOLDER REQUESTING IT IN WRITING FROM:
ALTERNATE POSTAL DELIVERY, INC., ATTENTION: SANDRA J. SMITH, CHIEF FINANCIAL OFFICER, ONE IONIA SW, SUITE 300, GRAND RAPIDS, MI 49503.